UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 29, 2006

AMERICAN TECHNOLOGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-24248	87-0361799
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15378 Avenue of Science, Ste 100, San Diego, California	92128
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 676-1112

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure

On December 29, 2006, American Technology Corporation (the “Company”) announced that the filing of its Form 10-K for the fiscal year ended September 30, 2006 will be delayed past the extended December 29, 2006 due date as a result of the Company’s ongoing voluntary review of historical stock option grants. The Company also announced expected revenues for the quarter ending December 31, 2006. A copy of the December 29, 2006 press release is attached hereto as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including Exhibit 99.1, shall not be deemed ‘filed’ for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description of Exhibit
99.1	Press Release, dated December 29, 2006, issued by American Technology Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN TECHNOLOGY CORPORATION

Date: December 29, 2006	/s/ Thomas R. Brown
Thomas R. Brown
Chief Executive Officer, President and Interim Chief Financial Officer